Exhibit 99.1

VASTA PLATFORM LIMITED LONG-TERM INCENTIVE PLAN	PLANO DE INCENTIVO DE LONGO PRAZO DA VASTA PLATFORM LIMITED
Section 1. Purpose.	Cláusula 1. Objetivo.

The purpose of the Vasta Platform Limited Long-Term Incentive Plan (the “Plan”) is to allow the beneficiaries to receive Shares of Vasta Platform Limited (the “Company”), or shares of any of its Subsidiaries, Affiliates and/or its Parent, in the Company’s sole discretion, in order to: (i) stimulate the expansion, success, and achievement of the Company's corporate objectives and results, aligning the financial benefit to be obtained by the Participants of the Plan with the Company's annual financial goals; (ii) align the interests of the Participants of the Plan with the Company's shareholders; (iii) enable the Company or its Subsidiaries to retain the services of the Participants of the Plan; and (iv) encourage the creation of long-term value for the Company.

O objetivo do Plano de Incentivo de Longo Prazo da Vasta Platform Limited (o "Plano") é permitir que os beneficiários recebam Ações da Vasta Platform Limited ("Companhia"), de suas Subsidiárias, Afiliadas e/ou Controladora, por mera liberalidade da Companhia,  com o intuito de: (i) estimular a expansão, o sucesso e o atingimento dos objetivos sociais, corporativos e resultados da Companhia, alinhando o benefício financeiro a ser obtido pelos Participantes do Plano com as metas financeiras anuais da Companhia; (ii) alinhar os interesses dos Participantes do Plano com os acionistas da Companhia; (iii) permitir que a Companhia ou suas Subsidiárias retenham os serviços dos Participantes do Plano; e (iv) incentivar a criação de valor a longo prazo para a Companhia.

Section 2. Eligibility.	Cláusula 2. Elegibilidade.
(a) Managers and key employees of the Company or any Subsidiary shall be eligible to be selected to receive an Award under the Plan.	(a) Administradores e/ou empregados considerados pessoas chave da Companhia ou de suas Subsidiárias serão elegíveis para serem selecionados para receber um Prêmio de acordo com o Plano.

(b) Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

(b) Os detentores de prêmios de compensação de ações outorgados por uma Companhia adquirida pela Companhia (ou cujo negócio seja adquirido pela Companhia) ou com a qual a Companhia se junte são elegíveis para a outorga de Prêmios de Substituição sob o Plano.

(c) No eligible person will, at any time, have the assured, acquired or guaranteed right to be selected to participate in the Plan. A Participant’s eligibility shall be determined at the discretion of the Company’s Board.

(c) Nenhuma pessoa elegível terá, a qualquer tempo, o direito assegurado, adquirido ou garantido de ser selecionada para participar do Plano, sendo a eletividade do Participante um direito discricionário do Conselho de Administração da Companhia.

(d) No Shares will be issued to a Participant as a result of the exercise of an Award unless all legal and regulatory requirements, and the requirements set forth in the respective Award Agreement, have been fully complied with.

(d) Nenhuma Ação será entregue ao titular em decorrência do exercício do Prêmio a não ser que todas as exigências legais e regulamentares e as exigências previstas no respectivo Contrato de Outorga tenham sido integralmente cumpridas.

Section 3. Administration.	Cláusula 3. Administração.

(a) The Plan shall be administered by the Company’s Board (“Board”), subject to the terms of this plan. The Board may issue rules and regulations for the administration of the Plan, subject to the conditions and terms of this Plan.

(a) O Plano será administrado pelo Conselho de Administração da Companhia (“Conselho”), observadas as disposições deste Plano. O Conselho poderá emitir regras e regulamentos para administração do Plano, respeitadas as condições e os termos desse Plano.

(b) Subject to the general terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of stock-based Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award, subject to the terms and conditions of this Plan; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, net settlement (including broker-assisted cashless exercise) or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.	(b) Obedecidas as condições gerais do Plano e a legislação aplicável, o Conselho de Administração fará a administração do Plano, dispondo, dentre outros, dos poderes necessários para: (i) designar os Participantes; (ii) determinar o tipo ou os tipos de Prêmios baseado em ações (incluindo Prêmios de Substituição) a serem outorgados a cada Participante sob o Plano; (iii) determinar o número de Ações decorrentes dos Prêmios; (iv) estabelecer os termos e condições de qualquer Prêmio, respeitadas as condições e os termos desse Plano; (v) determinar se, em que medida e sob quais circunstâncias os Prêmios poderão ser liquidados ou exercidos em dinheiro, Ações, outros Prêmios, liquidação líquida (incluindo exercício sem dinheiro assistido por corretor) ou qualquer combinação desses, ou cancelados, perdidos ou suspensos, bem como o método ou os métodos pelos quais os Prêmios poderão ser liquidados, exercidos, cancelados, perdidos ou suspensos; (vi) determinar se, em que medida e sob quais circunstâncias valores em dinheiro, Ações, outros Prêmios, outros bens e outros valores a pagar relacionados a um Prêmio sob o Plano serão diferidos, automaticamente ou a critério do detentor ou do Conselho; (vii) administrar o Plano e qualquer instrumento ou acordo relacionado ao Plano, ou Prêmio outorgados sob o Plano; e (viii) tomar qualquer outra decisão e realizar qualquer outra ação que

o Conselho considerar necessária ou desejável para a administração do Plano.

(c) All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any beneficiaries thereof, in all cases subject to the general terms and conditions set out in this Plan.

(c) Todas as decisões do Conselho serão finais, conclusivas e vinculantes para todas as partes, incluindo a Companhia, seus acionistas, Participantes e quaisquer de seus beneficiários, desde que respeitadas as condições e os termos desse Plano.

(d) Notwithstanding anything in this Section 3, no decision of the Board may, except for the adjustments permitted by the Plan, and any adjustments that may be made as a result of changes implemented in the relevant legislation: (i) increase the total limit of Shares that may be the subject of Awards, as provided for in Section 4; and/or (ii) alter or prejudice the rights or obligations of Participants with whom Grant Agreements have already been entered into, without their prior agreement.

(d) Não obstante o disposto nesta Cláusula 3, nenhuma decisão do Conselho de Administração poderá, excetuados os ajustes permitidos pelo Plano, e eventuais adaptações que vierem a ser realizadas em decorrência de alterações implementadas na legislação pertinente: (i) aumentar o limite total das Ações que podem ser objeto dos Prêmios, conforme previsto na Cláusula 4; e/ou (ii) alterar ou prejudicar direitos ou obrigações dos Participantes com os quais já tenham sido celebrados Contratos de Outorga, sem sua prévia concordância.

Section 4. Shares Available for Awards.	Cláusula 4. Ações Disponíveis para Prêmios.

(a)  Subject to adjustment as provided in Error! Reference source not found., the maximum number of Shares available for issuance under the Plan shall not exceed 1.75% (one point seventy-five per cent) of the issued and outstanding Shares. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines, appropriately adjusted to reflect the acquisition or combination transaction, shall also be subject to the limitation of this paragraph.

(a) Sujeito a ajustes conforme disposto na Cláusula 4(c), o número máximo de Ações disponíveis para emissão nos termos do Plano não excederá 1,75% (um ponto setenta e cinco por cento) das Ações emitidas e em circulação. As Ações subjacentes a Prêmios de Substituição e as Ações restantes disponíveis para outorga sob um plano de uma Companhia adquirida ou de uma Companhia com a qual a Companhia se junte, devidamente ajustadas para refletir a transação de aquisição, fusão ou incorporação, deverão se sujeitar ao percentual de 1,75% (um ponto setenta e cinco por cento) das Ações emitidas e em circulação da Companhia.

(b) Any Shares subject to an Award or to an equity-based award granted under a prior plan of the Company (other than a Replacement Award and any Award granted out of the authorized shares of an acquired plan), that expires, is canceled, is forfeited or otherwise terminates without the issue of such Shares by reason of an	(b) Quaisquer Ações sujeitas a um Prêmio ou a um prêmio baseado em ações outorgado de acordo com um plano anterior da Companhia (que não seja um Prêmio de Substituição e qualquer Prêmio outorgado a partir das ações autorizadas de um plano adquirido), que expira, seja cancelado, perdido ou de outra forma act or omission of the Company, including any Shares subject to an Award or award to the extent that such Award or award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan. Any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or award or taxes related to such Award or award shall not become available for issuance under the Plan.

encerrado sem a emissão de tais Ações por ação ou omissão exclusiva da Companhia, incluindo quaisquer Ações sujeitas a um Prêmio ou prêmio na medida em que tal Prêmio ou prêmio seja liquidado sem a emissão de Ações, serão novamente, ou se tornarão, disponíveis para emissão de acordo com o Plano. Quaisquer Ações entregues ou retidas em pagamento de qualquer outorga, aquisição ou preço de exercício de tal Prêmio, ou prêmio ou impostos relacionados a tal Prêmio ou prêmio não se tornarão disponíveis para emissão nos termos do Plano.

If any Award is extinct or canceled without its complete exercise, the Shares underlying such Award shall again be, or shall become, available for issuance under the Plan.	Se qualquer Prêmio em Ações for extinto ou cancelado sem ter sido integralmente exercido, as Ações vinculadas a tais Prêmios tornar-se-ão novamente disponíveis para futuras outorgas.
(c) Subject to the limitations provided in Section 4(a), in the event that the Board determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, share split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, subject to Error! Reference source not found., adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:

(c) Respeitado o limite disposto nessa Cláusula 4, (a), caso o Conselho determine que, como resultado de qualquer dividendo ou outra distribuição (que não seja um dividendo ou distribuição ordinária), recapitalização, desdobramento de ações, desdobramento reverso de ações, reorganização, fusão, consolidação, cisão, parcial ou total, combinação, recompra ou troca de Ações ou outros valores mobiliários da Companhia, emissão de bônus de subscrição ou outros direitos de aquisição de Ações ou outros valores mobiliários da Companhia, emissão de Ações de acordo com as disposições anti-diluição de valores mobiliários da Companhia ou outra transação ou evento corporativo semelhante que afete as Ações ou mudanças nas leis, regulamentos ou princípios contábeis aplicáveis, um ajuste é apropriado para evitar a diluição ou ampliação dos benefícios ou benefícios potenciais destinados a serem disponibilizados de acordo com o Plano, então o Conselho deverá, sujeito à Cláusula 13, ajustar equitativamente de modo a garantir que não haja enriquecimento indevido ou prejuízo (inclusive por meio de pagamento em dinheiro), qualquer um ou todos dos seguintes:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 4(a);	(i) o número e o tipo de Ações (ou outros valores mobiliários) que, posteriormente, poderão ser objeto de Prêmios, incluindo os limites agregados e individuais especificados na Cláusula 4(a);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and	(ii) o número e o tipo de Ações (ou outros valores mobiliários) sujeitos a Prêmios pendentes; e
(iii) the grant, acquisition, exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;	(iii) a outorga, aquisição, preço de exercício com relação a qualquer Prêmio ou, se considerado apropriado, fazer provisão para um pagamento em dinheiro ao titular de um Prêmio pendente;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.	disposto, no entanto, que o número de Ações sujeitas a qualquer Prêmio designado em Ações seja sempre um número inteiro.

(d) Any Shares issued pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares held by the Company as treasury shares. For the purposes of satisfying its obligations under the Plan, the Company shall use Shares that it purchases on the open market, its own treasury shares or newly issued Shares. For the avoidance of doubt, (i) such Shares that the Company hold as treasury shares shall be transferred to the Participants in accordance with the terms of this Plan and (ii) the Company can issue new Shares to be issued to the Participants pursuant to the terms of the Plan.

(d) Quaisquer Ações emitidas de acordo com um Prêmio podem consistir, no todo ou em parte, em Ações autorizadas e não emitidas ou Ações adquiridas pela Companhia. Para fins de cumprimento de suas obrigações de acordo com o Plano, a Companhia deverá usar as Ações que adquirir no mercado aberto, suas próprias ações em tesouraria ou Ações recém-emitidas. Para evitar dúvidas, (i) tais Ações que a Companhia detiver como ações em tesouraria serão transferidas para os Participantes mediante o cumprimento dos termos e condições desse Plano e (ii) a Companhia poderá emitir novas Ações a serem subscritas pelos Participantes de acordo com os termos do Plano.

Section 5. Performance Awards.	Cláusula 5. Prêmios de Performance.
(a) As of the date of this Plan, the Board is authorized to grant Performance Awards to Participants under additional terms and conditions, in both cases not inconsistent with the provisions of the Plan, as determined by the Board. The granting of Awards shall be carried out through the execution of agreements between the Company and the Participant, which shall specify, notwithstanding any other conditions determined by the Board: (i) the quantity and type of Awards to be granted, as the	(a) A partir da entrada em vigor deste Plano, o Conselho está autorizado a outorgar Prêmios Performance aos Participantes nos termos e condições adicionais, em ambos os casos não inconsistentes com as disposições do Plano, conforme determinado pelo Conselho. A outorga de Planos será realizada mediante a celebração de contratos de outorga (“Contratos de Outorga”) entre a Companhia e o Participante, os quais deverão especificar, sem prejuízo de outras condições determinadas pelo case may be; (ii) the terms and conditions for acquiring the right to exercise the Options; (iii) the Exercise Periods; and (iv) the conditions for payment of the Exercise Price (collectively, the “Award Agreements” and each an individual “Award Agreement”).

Conselho: (i) a quantidade e a espécie de Opções objeto da outorga, conforme o caso; (ii) termos e condições para aquisição do direito ao exercício das Opções; (iii) os Períodos de Exercício das Opções; e (iv) as condições de pagamento do Preço de Exercício.

(b) Performance Awards may be denominated as a cash amount, a number of Shares (or multiplying factor applied to a certain number of Shares) or a combination thereof and are Awards which shall be earned upon achievement or satisfaction of performance conditions specified by the Board. In addition, the Board may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Board. If the Performance Award relates to Shares on which dividends are declared during the Performance Period, the Performance Award shall not provide for the payment of such dividend (or dividend equivalent) to the Participant prior to the time at which such Performance Award, or the applicable portion thereof, is earned and the respective shares effectively delivered to the Participant, who shall at that time become a shareholder of the Company.

(b) Os Prêmios de Performance podem ser denominados como um valor em dinheiro, um número de Ações (ou um fator multiplicador aplicado a um determinado número de Ações) ou uma combinação dos mesmos e são Prêmios que serão recebidos mediante o cumprimento ou satisfação das condições de desempenho especificadas pelo Conselho. Adicionalmente, o Conselho poderá especificar que qualquer outro Prêmio constituirá um Prêmio de Performance ao condicionar o direito de um Participante de exercer o Prêmio ou de tê-lo liquidado, e o momento em que isso ocorrerá, mediante o cumprimento ou a satisfação das condições de desempenho especificadas pelo Conselho. Se o Prêmio de Performance estiver relacionado a Ações sobre as quais forem declarados dividendos durante o Período de Performance, o Prêmio de Performance não preverá o pagamento de tal dividendo (ou dividendo equivalente) ao Participante antes do momento em que tal Prêmio de Performance, ou a parte aplicável do mesmo, for conquistado e as respectivas Ações efetivamente entregues ao Participante, que, a partir desse evento, se tornará acionista da Companhia.

(c) The Award Agreements shall be entered into individually with each Participant, and the Board may establish different terms and conditions for each Award Agreement entered into with each Participant, provided that the terms of this Plan are respected, without the need to apply any rule of isonomy or analogy between the Participants, even if such Participants are in similar or identical situations in the Company's administrative structure.

(c) Os Contratos de Outorga serão celebrados individualmente com cada Participante, podendo o Conselho estabelecer termos e condições diferenciados para cada Contrato de Outorga celebrado com cada Participante, desde que respeitados os termos deste Plano, sem necessidade de aplicação de qualquer regra de isonomia ou analogia entre os Participantes, ainda que tais Participantes se encontrem em situações similares ou idênticas na estrutura administrativa da Companhia.

(d) The Performance Awards granted under the terms of the Plan, as well as their exercise by the	(d) Os Prêmios Performance outorgados nos termos do Plano, bem como o seu exercício

Participants, and any payments of Dividend Awards (pursuant to Section 10) make up the variable remuneration of the Participants and are subject to the relevant legal and regulatory provisions. The Award Agreement shall stipulate a mechanism for reducing the number of Options or Shares by an amount equivalent to the taxes subject to withholding tax on said remuneration.

pelos Participantes, e eventuais pagamentos de Prêmio Dividendo (conforme Cláusula 10) compõem a remuneração variável dos Participantes e ficam sujeitas às previsões legais e regulamentares pertinentes. O Contrato de Outorga deverá estipular mecanismo de redução do número de Opções ou de Ações em montante equivalente aos tributos sujeitos à retenção na fonte sobre a referida remuneração.

(e) No Participant shall have any of the rights and privileges of a shareholder of the Company until their Options have been duly exercised and the respective Shares acquired or subscribed for under the terms of the Plan and the respective Award Agreement. No Shares shall be delivered to the holder as a result of the exercise of the Option unless all legal and regulatory requirements have been fully complied with.

(e) Nenhum Participante terá quaisquer dos direitos e privilégios de acionista da Companhia até que suas Opções sejam devidamente exercidas e as respectivas Ações, adquiridas ou subscritas, nos termos do Plano e respectivo Contrato de Outorga. Nenhuma Ação será entregue ao titular em decorrência do exercício da Opção a não ser que todas as exigências legais e regulamentares tenham sido integralmente cumpridas.

(f) The Awards granted under the terms of the Plan are personal and non-transferable, and the Participant may not, under any circumstances, assign, transfer or in any way dispose of the Performance Awards or the rights and obligations inherent to them to any third party.

(f) Os Prêmios outorgados nos termos deste Plano são pessoais e intransferíveis, não podendo o Participante, em hipótese alguma, ceder, transferir ou de qualquer modo alienar a quaisquer terceiros os Prêmios de Performance, nem os direitos e obrigações a eles inerentes.

(g) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards, net settlement or any combination thereof, as determined in the discretion of the Board. Performance Awards will be settled only after the end of the relevant Performance Period. The Board may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(g) Liquidação de Prêmios de Performance; Outros Termos. A liquidação dos Prêmios de Performance deverá ser feita em dinheiro, Ações, outros Prêmios, liquidação líquida ou qualquer combinação desses, conforme determinado a critério do Conselho. Os Prêmios de Performance serão liquidados somente após o término do Período de Performance relevante.

Section 6. Effect of Termination of Service on Awards.	Cláusula 6. Efeito do Encerramento da Relação de Serviço sobre os Prêmios.
(a) In the event of Termination of Service for Cause, the Shares granted to the Participant with a Vesting Period in progress and/or held and not exercised by the Participant shall be extinguished. In none of the aforementioned cases shall the Participant be entitled to any	(a) Na hipótese de Desligamento Motivado, as Ações outorgadas ao Participante com Período de Carência em curso e/ou detidas e não exercidas pelo Participante serão extintas. Em nenhuma das referidas hipóteses, o Participante terá direito a qualquer indenização,

indemnity, compensation or receipt of any other amount from the Company or its Subsidiaries.	ressarcimento ou recebimento de outro valor da Companhia ou de suas Subsidiárias.
(b) In the event of Termination of Service without Cause:	(b) Nas hipóteses de Desligamento Imotivado:

(i) If the Termination of Service without Cause occurs between the date in which Awards were granted and the last day, including the later, of the 13th (thirteenth) month prior to the end of the 1st Vesting Period of the Performance Shares, all the Performance Shares granted to the Participant shall be extinguished. In none of the aforementioned cases shall the Participant be entitled to any indemnity, compensation or receipt of any other amount from the Company.

(i) Se o Desligamento Imotivado ocorrer entre a Data da Outorga e o último dia, incluindo este, do 13º (décimo terceiro) mês anterior ao encerramento do 1º Período de Carência das Ações Performance, todas as Ações Performances outorgadas ao Participante serão extintas. Em nenhuma das referidas hipóteses, o Participante terá direito a qualquer indenização, ressarcimento ou recebimento de outro valor da Companhia.

(ii) If the Termination of Service without cause occurs as of the first day, including this one, of the beginning of the 12th (twelfth) month prior to the end of the 1st Vesting Period of the Performance Shares, the number of Performance Shares granted and to be acquired by the Participant, after the end of the Vesting Period closest to the Performance Cutoff Date, shall be adjusted by reason of this Vesting Period elapsed between the date of the Participant's Termination of Service without cause and the Performance Cutoff Date, and the Performance Shares held by the Participant after said pro rata adjustment shall be subject to the other terms and conditions set forth in this Plan and in the respective Award Agreement, in particular, full compliance with the respective Vesting Period, observation of the Exercise Period of such Performance Shares and adjustment of the number of Performance Shares resulting from the achievement of the Annual Financial Target. Performance Shares granted and to be acquired by the Participant in Vesting Period(s) ending after the Immediate Vesting Period shall be extinguished. For the sake of clarity, if the Termination of Service without cause occurs before the end of the 1st Vesting Period of the Performance Shares, the pro rata adjustment will be made in relation to the Performance Shares to be acquired in said 1st Vesting Period, and the Performance Shares	(ii) Se o Desligamento Imotivado ocorrer a partir do primeiro dia, incluindo este, de início do 12º (décimo segundo) mês anterior ao encerramento do 1º Período de Carência das Ações Performance, o número de Ações Performances outorgadas e a serem adquiridas pelo Participante, transcorrido o Período de Carência com encerramento mais próximo da Data Corte Performance, será ajustado em razão deste Período de Carência decorrido entre a data do Desligamento Imotivado do Participante e a Data Corte Performance, e as Ações Performances mantidas pelo Participante após referido ajuste pro rata estarão sujeitas aos demais termos e condições previstos neste Plano e no respectivo Contrato de Outorga, em especial, ao cumprimento integral do respectivo Período de Carência, à observação do Período de Exercício de tais Ações Performance e ao ajuste do número de Ações Performance decorrente do atingimento da Meta Financeira Anual. As Ações Performance outorgadas e a serem adquiridas pelo Participante em Período(s) de Carência com encerramento(s) posterior(es) ao Período de Carência Imediato serão extintas. Para fins de clareza, se o Desligamento Imotivado ocorrer antes do encerramento do 1º Período de Carência das Ações Performance, o ajuste pro rata será realizado em relação às Ações Performance a serem adquiridas no referido 1º Período de to be acquired due to the expiry of the remaining Performance Periods will be extinguished; if the Termination of Service without cause occurs after the end of the 1st Vesting Period of the Performance Shares and before the end of the 2nd Vesting Period of the Performance Shares, the pro rata adjustment will be made in relation to the Performance Options to be acquired in the said 2nd Vesting Period, and the Performance Shares to be acquired due to the end of the 3rd Vesting Period will be extinguished; if the Termination of Service without cause occurs after the end of the 2nd Vesting Period of the Performance Shares and before the end of the 3rd Vesting Period of the Performance Shares, the pro rata adjustment shall be made in relation to the Performance Shares to be acquired in said 3rd Vesting Period. In none of the cases referred to in this item shall the Participant be entitled to any indemnity, compensation or receipt of any other amount from the Company.

Carência, e as Ações Performance a serem adquiridas em razão do decurso dos demais Períodos de Performance serão extintas; se o Desligamento Imotivado ocorrer após o encerramento do 1º Período de Carência das Ações Performance e antes do encerramento do 2º Período de Carência das Ações Performance, o ajuste pro rata será realizado em relação às Opções Performance a serem adquiridas no referido 2º Período de Carência, e as Ações Performance a serem adquiridas em razão do decurso do 3º Período de Carência serão extintas; se o Desligamento Imotivado ocorrer após o encerramento do 2º Período de Carência das Ações Performance e antes do encerramento do 3º Período de Carência das Ações Performance, o ajuste pro rata será realizado em relação às Ações Performance a serem adquiridas no referido 3º Período de Carência. Em nenhuma das hipóteses deste item, o Participante terá direito a qualquer indenização, ressarcimento ou recebimento de outro valor da Companhia.

(iii) In the event of Permanent Invalidity or Death, the Vesting Periods will be brought forward and the Participant or his/her heirs, as applicable, will be able to exercise the Options within 60 days under the terms and conditions indicated in this Plan and in the respective Award Agreement. In this case, there will be no adjustment to the number of Options granted by the Company to the Participant. The Participant or his/her heirs shall have the right to receive the portion of the Dividend equivalent relating to the Options actually exercised. In none of the aforementioned cases will the Participant or his/her heirs be entitled to any indemnity, compensation or receipt of any other amount from the Company.

(iii) Nas hipóteses de Invalidez Permanente ou Morte, os Períodos de Carência serão antecipados e o Participante ou seus herdeiros, conforme aplicável, poderão exercer em até 60 dias as Opções nos termos e Condições indicados neste Plano e no respectivo Contrato de Outorga. Nesta hipótese, não haverá qualquer ajuste no número de Opções outorgadas pela Companhia ao Participante. O Participante ou seus herdeiros terão o direito de receber a parcela do Prêmio Dividendo relativo às Opções efetivamente exercidas. Em nenhuma das referidas hipóteses, o Participante ou seus herdeiros terá direito a qualquer indenização, ressarcimento ou recebimento de outro valor da Companhia.

(iv) In the event of a Participant’s retirement, the Board shall decide about any Awards granted and not exercised at the time of retirement.	(iv) No caso de aposentadoria do Participante, o Conselho deliberará sobre as Ações outorgadas e ainda não exercidas.
Section 7. Extinction of Options	Cláusula 7. Extinção das Opções

(a) Notwithstanding any provision to the contrary provided for in the Plan or the Award Agreement, the Shares granted, and consequently the right to acquire or subscribe for Shares, under the terms of the Plan shall be automatically extinguished, in whole or in part, ceasing all its effects by operation of law and without any right to compensation, in the following cases:

(a) Sem prejuízo de qualquer disposição em contrário prevista no Plano ou no Contrato de Outorga, as Ações outorgadas, e por consequência, o direito à aquisição ou subscrição de Ações, nos termos do Plano extinguir-se-ão automaticamente, integral ou parcialmente, cessando todos os seus efeitos de pleno direito e sem qualquer direito a indenização, nos seguintes casos:

(i) by adjusting the number of Performance Options resulting from the Annual Financial Targets;	(i) mediante o ajuste do número das Opções Performance decorrente das Metas Financeiras Anuais;
(ii) through the exercise of Options;	(ii) mediante o exercício das Opções;
(iii) after the Exercise Period has elapsed without the Options having been exercised by the Participant;	(iii) após o decurso do Período de Exercício sem o exercício das Opções pelo Participante;
(iv) upon termination of the Award Agreement;	(iv) mediante o distrato do Contrato de Outorga;
(v) if the Company is dissolved, liquidated or declared bankrupt;	(v) se a Companhia for dissolvida, liquidada ou tiver sua falência decretada;
(vi) in the event of a request for Termination of Service for cause; or	(vi) na hipótese de pedido de Desligamento Motivado; ou
(vii) in the event of non-compliance by the Participant with any of the terms and conditions of this Plan or the respective Award Agreement.	(vii) em caso de descumprimento pelo Participante de quaisquer dos termos e condições deste Plano ou do respectivo Contrato de Outorga.
Section 8. General Provisions Applicable to Awards.	Cláusula 8. Disposições gerais aplicáveis aos prêmios.
(a) Awards may be granted for such minimal cash consideration as may be required by applicable law unless otherwise determined by the Board.	(a) Prêmios poderão ser outorgados com uma contraprestação mínima em dinheiro, conforme possa ser exigido pela legislação aplicável, a menos que determinado de outra forma pelo Conselho.
(b) Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with	(b) Prêmios poderão, a critério do Conselho, ser outorgados isoladamente ou em adição ou em conjunto com qualquer outro Prêmio ou qualquer prêmio outorgado de acordo com qualquer outro plano da Companhia. Prêmios outorgados em adição ou em conjunto com awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

outros Prêmios, ou em adição ou em conjunto com prêmios outorgados de acordo com qualquer outro plano da Companhia, poderão ser outorgados ao mesmo tempo ou em um momento diferente da outorga de tais outros Prêmios ou prêmios.

(c) Subject to the terms of the Plan and Section 13, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, net settlement or any combination thereof, as determined by the Board, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(c) Sujeitos aos termos do Plano e da Cláusula 13, os pagamentos ou transferências a serem feitos pela Companhia mediante a outorga, o exercício ou a liquidação de um Prêmio podem ser feitos na forma de dinheiro, Ações, outros Prêmios, liquidação líquida ou qualquer combinação dos mesmos, conforme determinado pelo Conselho e podem ser feitos em um único pagamento ou transferência, em parcelas ou de forma diferida, em cada caso de acordo com as regras e procedimentos estabelecidos pelo Conselho. Tais regras e procedimentos poderão incluir disposições para o pagamento ou crédito de juros razoáveis sobre pagamentos parcelados ou diferidos.

(d) No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will and during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 8(d) shall not preclude forfeiture of an Award in accordance with the terms thereof.

(d) Nenhum Prêmio e nenhum direito sob e decorrente de qualquer Prêmio será cedível, alienável, vendável ou transferível por um Participante a terceiro, a não ser por testamento e, durante a vida do Participante, cada Prêmio e cada direito sob qualquer Prêmio será exercido somente pelo Participante ou, se permitido pela lei aplicável, pelo tutor ou representante legal do Participante. As disposições desta Cláusula 8(d) não impedirão a perda de um Prêmio de acordo com seus termos.

(f) All Shares and/or other securities issued or delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any certificates issued in respect of such	(f) Todas as Ações e/ou outros valores mobiliários emitidos ou entregues de acordo com o Plano, em conformidade com qualquer Prêmio ou exercício do mesmo, estarão sujeitos a ordens de transferência e outras restrições que o Conselho considere aconselháveis de acordo com o Plano ou com as regras, regulamentos e outras exigências da Securities and Exchange Commission – SEC (órgão americano responsável pela regulação do mercado de ações nos Estados Unidos), qualquer mercado de ações ou bolsa em que tais Ações ou outros valores mobiliários sejam cotados, negociados

Shares (if any) to make appropriate reference to such restrictions.	ou listados e qualquer lei de valores mobiliários aplicável, e o Conselho poderá fazer com que uma nota ou notas sejam colocadas em tais certificados relativos a Ações (se algum)para fazer referência apropriada a essas restrições.

(g) Without limiting the generality of Error! Reference source not found., the Board may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

(g) Sem limitar a generalidade da Cláusula 8(h), o Conselho poderá impor restrições a qualquer Prêmio com relação à não concorrência, confidencialidade e outras cláusulas restritivas, ou exigências para cumprimento de requisitos mínimos de propriedade de ações, conforme julgar necessário ou apropriado, a seu critério exclusivo.

(h) The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Board may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(h) O Conselho pode especificar em um Contrato de Outorga que os direitos, pagamentos e benefícios do Participante com relação a um Prêmio estarão sujeitos a redução, cancelamento, perda ou recomposição na ocorrência de determinados eventos específicos, além de quaisquer condições do período de carência (vesting) ou de desempenho aplicáveis de outra forma a um Prêmio. Tais eventos podem incluir uma Rescisão da Relação de Serviço com ou sem Causa (e, no caso de qualquer Causa resultante de uma acusação ou outra determinação não final, o Conselho poderá prever que tal Prêmio seja mantido em custódia ou suspenso até que ocorra uma resolução final das questões relacionadas a tal evento, momento em que o Prêmio deverá ser reduzido, cancelado ou perdido (conforme previsto no Contrato de Outorga) ou permanecerá em vigor, dependendo do resultado), violação de políticas relevantes, violação de não concorrência, confidencialidade ou outras cláusulas restritivas que possam ser aplicadas ao Participante, ou outra conduta do Participante que seja prejudicial aos negócios ou à reputação da Companhia e/ou de suas Afiliadas.

(i) Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Board or Board may adopt from time to time, including policies, among them the Company’s	(i) Os direitos, pagamentos e benefícios de qualquer Prêmio estarão sujeitos a reembolso ou recuperação (“clawback”) pela Companhia, de acordo com as políticas e os procedimentos que o Conselho ou o Conselho possam adotar periodicamente, incluindo políticas, entre elas a

Compensation Recoupment Policy, and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Política de Recuperação de Remuneração da Companhia, e procedimentos para implementar a legislação aplicável, as regras e os regulamentos do mercado de ações ou da bolsa de valores ou as regras e os regulamentos contábeis ou fiscais.

Section 9. Amendments and Termination.	Cláusula 9. Aditamentos e Rescisão.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 8(i).

(a) Exceto na medida proibida pela legislação aplicável e salvo disposição expressa em contrário em um Contrato de Outorga ou no Plano, o Conselho poderá emendar, alterar, suspender, descontinuar ou encerrar o Plano ou qualquer parte dele a qualquer momento; desde que, no entanto, tal emenda, alteração, suspensão, descontinuação ou rescisão não seja feita sem a aprovação dos acionistas, se tal aprovação for exigida pela lei aplicável ou pelas regras do mercado de ações ou da bolsa de valores, se houver, em que as Ações são principalmente cotadas ou negociadas, ou com o consentimento do Participante afetado, se tal medida afetar materialmente de forma adversa os direitos de tal Participante de acordo com qualquer Prêmio pendente, exceto na medida em que tal emenda, alteração, suspensão, descontinuidade ou rescisão seja feita para fazer com que o Plano cumpra a lei aplicável, as regras e regulamentos do mercado de ações ou da bolsa de valores ou as regras e regulamentos contábeis ou fiscais, ou para impor quaisquer disposições de recomposição em quaisquer Prêmios de acordo com a Cláusula 8(i).

(b) Subject to (e), the Board may amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 7(c), no such action shall materially adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules	(b) Sujeito a (e), o Conselho pode alterar quaisquer termos ou emendar, alterar, suspender, descontinuar ou encerrar qualquer Prêmio anteriormente outorgado, prospectiva ou retroativamente, sem o consentimento de qualquer Participante, detentor ou beneficiário relevante de um Prêmio; desde que, no entanto, sujeito à Cláusula 4(c) e à Cláusula 7(c), nenhuma medida desse tipo afete material e adversamente os direitos de qualquer Participante, detentor ou beneficiário afetado de acordo com qualquer Prêmio anteriormente outorgado de acordo com o Plano, exceto no

and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 8(i).	limite em que tal medida seja tomada para fazer com que o Plano cumpra a legislação aplicável, as normas e regulamentos do mercado de ações ou da bolsa de valores ou as normas e regulamentos contábeis ou fiscais, ou para impor quaisquer disposições de recomposição em quaisquer Prêmios de acordo com a Cláusula 8(i).

(c) Except as provided in Error! Reference source not found., the Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Error! Reference source not found.) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(c) Exceto conforme previsto na Cláusula 6(b), o Conselho estará autorizado a fazer ajustes nos termos e condições e nos critérios incluídos nos Prêmios em reconhecimento a eventos (inclusive os eventos descritos na Cláusula 4(c)) que afetem a Companhia ou as demonstrações financeiras da Companhia, ou a alterações na legislação aplicável, nas regras e regulamentos do mercado de ações ou de bolsa ou nas regras e regulamentos contábeis ou fiscais, sempre que o Conselho determinar que tais ajustes são apropriados para evitar a diluição ou a ampliação dos benefícios ou benefícios potenciais que se pretende disponibilizar de acordo com o Plano.

(d) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(d) O Conselho poderá corrigir qualquer incorreção, suprir qualquer omissão ou reconciliar qualquer inconsistência no Plano ou em qualquer Prêmio, da maneira e na medida em que julgar desejável para colocar o Plano em vigor.

(e) In the event that none of the Company’s shares are securities of a class that is widely held and publicly traded on a U.S. national securities exchange (“Delisting”), Performance Awards and Performance Shares made under the Plan may, at the sole discretion of the Board, be exchanged for share-based awards granted by Cogna, subject to any adjustment as the Board may be necessary or advisable to reflect different provisions that apply under the terms of each plan.

(e) No caso de nenhuma das ações da Companhia ser um valor mobiliário de uma classe amplamente detida e negociada publicamente em uma bolsa de valores nacional dos Estados Unidos (“Fechamento de Capital”), as Ações e Prêmios de Performance outorgados de acordo com o Plano poderão, a critério exclusivo do Conselho, ser trocados por prêmios baseados em ações outorgados pela Cogna, sujeitos a qualquer ajuste que o Conselho considere necessário ou aconselhável para refletir as diferentes disposições aplicáveis nos termos de cada plano.

Section 10. Miscellaneous.	Cláusula 10. Disposições Gerais.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(a) Nenhum empregado, Participante ou outra pessoa terá qualquer direito de receber qualquer Prêmio de acordo com o Plano, e não há obrigação de uniformidade de tratamento de empregados, Participantes, detentores ou beneficiários de Prêmios de acordo com o Plano. Os termos e condições dos Prêmios não precisam ser os mesmos em relação a cada favorecido. Qualquer Prêmio outorgado de acordo com o Plano será um Prêmio único que não constitui uma promessa de outorgas futuras. A Companhia, a seu exclusivo critério, mantém o direito de disponibilizar futuras outorgas nos termos do Plano.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employment of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(b) A outorga de um Prêmio não será interpretada como garantia ou direito do Participante de ser mantido no emprego ou de continuar prestando serviços à Companhia ou a qualquer Afiliada. Além disso, a Companhia ou a Afiliada aplicável poderá, a qualquer momento, demitir um Participante, isenta de qualquer responsabilidade, ou qualquer reivindicação nos termos do Plano, salvo disposição expressa em contrário no Plano ou em qualquer Contrato de Outorga ou em qualquer outro contrato que vincule as partes. O recebimento de qualquer Prêmio nos termos do Plano não tem a intenção de conferir quaisquer direitos ao Participante que o recebe, exceto conforme estabelecido no Contrato de Outorga aplicável.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) Nenhuma disposição contida no Plano impedirá a Companhia de adotar ou manter em vigor outros ou adicionais acordos de remuneração, e tais acordos poderão ser gerais ou restritos a casos específicos apenas.

(d) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Award,	(d) A Companhia estará autorizada a reter de qualquer Prêmio outorgado ou de qualquer pagamento devido ou transferência feita de acordo com qualquer Prêmio ou com o Plano ou de qualquer compensação ou outro valor devido a um Participante o valor (em dinheiro, Ações, outros Prêmios, liquidação líquida ou qualquer combinação destes) dos tributos retidos na fonte its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

aplicáveis devidos em relação a um Prêmio, seu exercício ou liquidação ou qualquer pagamento ou transferência de acordo com tal Prêmio ou com o Plano e tomar outras medidas (inclusive providenciar o pagamento opcional de tais valores em dinheiro ou Ações pelo Participante) conforme necessário, na opinião da Companhia, para satisfazer todas as obrigações de pagamento de tais impostos.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(e) Se qualquer disposição do Plano ou de qualquer Contrato de Outorga for, se tornar ou for considerada inválida, ilegal ou inexequível em qualquer jurisdição, ou em relação a qualquer pessoa ou Prêmio, ou se desqualificar o Plano ou qualquer Prêmio de acordo com qualquer lei considerada aplicável pelo Conselho, tal disposição deverá ser interpretada ou considerada alterada para estar em conformidade com as leis aplicáveis, ou, se não puder ser assim interpretada ou considerada emendada sem, na determinação do Conselho, alterar materialmente a intenção do Plano ou do Contrato de Outorga, tal disposição deverá ser suprimida em relação a essa jurisdição, pessoa ou Prêmio, e o restante do Plano e qualquer Contrato de Outorga deverá permanecer em pleno vigor e efeito.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) Nem o Plano nem qualquer Prêmio deverá criar ou ser interpretado de forma a criar um fundo fiduciário ou separado de qualquer tipo ou um relacionamento fiduciário entre a Companhia e um Participante ou qualquer outra pessoa. No limite em que qualquer pessoa adquira o direito de receber pagamentos da Companhia de acordo com um Prêmio, esse direito não deverá ser maior do que o direito de qualquer credor geral sem garantia da Companhia.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.	(g) Nenhuma Ação fracionária será emitida ou entregue de acordo com o Plano ou com qualquer Prêmio, e o Conselho determinará se dinheiro ou outros valores mobiliários serão pagos ou transferidos em vez de qualquer Ação fracionária, ou se tais Ações fracionárias ou quaisquer direitos a elas relacionados serão cancelados, rescindidos ou eliminados de outra forma.

(h) Awards may be granted to Participants who are non-Brazil nationals or employed or providing services outside Brazil, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in Brazil as may, in the judgment of the Board, be necessary or desirable to recognize differences in local law, tax policy or custom. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(h) Os Prêmios podem ser outorgados a Participantes que não sejam cidadãos brasileiros ou que estejam empregados ou prestando serviços fora do Brasil, ou ambos, em termos e condições diferentes daqueles aplicáveis aos Prêmios para Participantes que estejam empregados ou prestando serviços no Brasil, conforme possa, a critério do Conselho, ser necessário ou desejável para reconhecer diferenças na legislação, política fiscal ou costumes locais. O Conselho também pode impor condições sobre o exercício ou o período de carência de Prêmios a fim de minimizar a obrigação da Companhia com relação à equalização de impostos para os Participantes em atribuições fora de seu país de origem.

Section 11. Effective Date of the Plan.	Cláusula 11. Data de Vigência do Plano.

The Plan shall take immediate effect and will remain in force for an indefinite period, and may be terminated at any time by decision of the Board, by the dissolution or liquidation of the Company, or by the decree of its bankruptcy, whichever occurs first. The expiration of the Plan will not affect the effectiveness of the Awards granted under it that remain in force at the time of such expiration.

O Plano entrará em vigor imediatamente e permanecerá vigente por prazo indeterminado, podendo ser extinto, a qualquer tempo, por decisão do Conselho de Administração, pela dissolução ou liquidação da Companhia, ou pela decretação de sua falência, o que ocorrer primeiro. O término de vigência do Plano não afetará a eficácia dos Prêmios ainda em vigor outorgadas com base neles.

Section 12. Term of the Plan.	Cláusula 12. Prazo do Plano.
No Award shall be granted under the Plan after the earliest to occur of (i) the ten (10)-year anniversary of the Effective Date; provided that to the extent permitted by the listing rules of any stock exchanges on which the Company is listed, such ten (10)-year term may be extended indefinitely so long as the maximum number of Shares available for issuance under the Plan have not been issued, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section 9(a). However, unless otherwise expressly provided in the Plan or in an applicable Award

Nenhum Prêmio será outorgado de acordo com o Plano após, o que ocorrer primeiro (i) o aniversário de dez (10) anos da Data de Vigência; desde que, no limite do permitido pelas regras de listagem de quaisquer bolsas de valores nas quais a Companhia esteja listada, esse prazo de dez (10) anos possa ser estendido indefinidamente, desde que o número máximo de Ações disponíveis para emissão de acordo com o Plano não tenha sido emitido, (ii) o número máximo de Ações disponíveis para emissão de acordo com o Plano tenha sido emitido ou (iii) o Conselho encerre o Plano de acordo com a Cláusula 9(a). Entretanto, salvo

Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

disposição expressa em contrário no Plano ou em um Contrato de Outorga aplicável, qualquer Prêmio outorgado anteriormente poderá se estender além dessa data, e a autoridade do Conselho para emendar, alterar, ajustar, suspender, descontinuar ou encerrar qualquer Prêmio, e a autoridade do Conselho para emendar o Plano, deverão se estender além dessa data.

Section 13. Section 409A and Section 457A of the Code.	Cláusula 13. Seção 409A e Seção 457A do Código.
With respect to Awards subject to Section 409A or Section 457A of the Code, the Plan is intended to comply with the requirements of Section 409A and Section 457A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A and Section 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other

Com relação aos Prêmios sujeitos à Seção 409A ou à Seção 457A do Código, o Plano tem a intenção de cumprir as exigências da Seção 409A e da Seção 457A do Código, e as disposições do Plano e de qualquer Contrato de Outorga deverão ser interpretadas de forma a atender às exigências da Seção 409A e da Seção 457A do Código, e o Plano deverá ser operado de acordo. Se qualquer disposição do Plano ou qualquer termo ou condição de qualquer Prêmio frustrar ou entrar em conflito com essa intenção, a cláusula, o termo ou a condição será interpretado e considerado alterado de modo a evitar esse conflito. Se um valor pagável de acordo com um Prêmio como resultado da Encerramento da Relação de Serviço do Participante (que não seja devido a morte) ocorrer enquanto o Participante for um “empregado especificado” de acordo com a Seção 409A do Código, isso constituirá um diferimento de remuneração sujeito à Seção 409A do Código, então o pagamento de tal quantia não deverá ocorrer até seis meses e um dia após a data de Encerramento da Relação de Serviço do Participante, exceto conforme permitido pela Seção 409A do Código. Se o Prêmio incluir uma “série de pagamentos parcelados” (de acordo com o significado da Seção 1.409A-2(b)(2)(iii) das Regulamentações do Tesouro), o direito do Participante à série de pagamentos parcelados deverá ser tratado como um direito a uma série de pagamentos separados e não como um direito a um único pagamento, e se o Prêmio incluir “dividendos equivalentes” (de acordo com o significado da Seção 1.409A-

amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or Section 457A of the Code.

3(e) das Regulamentações do Tesouro), o direito do Participante aos dividendos equivalentes deverá ser tratado separadamente do direito a outros valores de acordo com o Prêmio. Não obstante o acima exposto, o tratamento fiscal dos benefícios outorgados de acordo com o Plano ou qualquer Contrato de Outorga não é garantido ou assegurado e, em nenhuma circunstância, a Companhia será responsável por todos ou qualquer parte de quaisquer impostos, penalidades, juros ou outras despesas que possam ser incorridas pelo Participante por conta da não conformidade com a Seção 409A ou Seção 457A do Código.

Section 14. Data Protection.	Cláusula 14. Proteção de Dados.

By participating in the Plan, the Participant expressly consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

Ao participar do Plano, o Participante consente, expressamente, com a manutenção e o processamento das informações pessoais fornecidas pelo Participante à Companhia ou a qualquer Afiliada, agente fiduciário ou prestador de serviços terceirizado, para todos os fins relacionados à operacionalização do Plano. Essas finalidades incluem, mas não estão limitadas a:

(i) administering and maintaining Participant records;	(i) administrar e manter os registros do Participante;
(ii) providing information to the Company, Affiliates, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;	(ii) fornecer informações à Companhia, às Afiliadas, aos administradores de qualquer fundo de benefícios para empregados, registradores, corretores ou administradores terceirizados do Plano;
(iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and	(iii) fornecer informações a futuros compradores ou parceiros de fusão da Companhia ou de qualquer Afiliada, ou do negócio no qual o Participante trabalhe; e
(iv) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.	(iv) transferir informações sobre o Participante para qualquer país ou território que possa não oferecer a mesma proteção para as informações que o país de origem do Participante.
Section 15. Governing Law.	Cláusula 15. Lei Aplicável.

The Plan and each Award Agreement shall be governed by the laws of the Federative Republic of Brazil. The Company, its Affiliates and each Participant (by acceptance of an Award) undertake to resolve, through arbitration, before the Market Arbitration Chamber, in accordance with its regulations, any controversy that may arise between them related to the implementation or enforcement of the Plan.

O Plano e cada Contrato de Outorga serão regidos pelas leis da República Federativa do Brasil. A Companhia, suas Afiliadas e cada Participante (por meio da aceitação de um Prêmio) obrigam-se a resolver, por meio de arbitragem, perante a Câmara de Arbitragem do Mercado, na forma de seu regulamento, qualquer controvérsia que possa surgir entre eles, relacionado à implementação ou execução do plano.

Section 16. Definitions.	Cláusula 16. Definições.
As used in the Plan, the following terms shall have the meanings set forth below:	Conforme utilizados no Plano, os termos a seguir terão os significados definidos abaixo:

“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Board and (iii) any other entity which the Board determines should be treated as an “Affiliate.”

“Afiliada” significa (i) qualquer entidade que, direta ou indiretamente, seja controlada pela Companhia, (ii) qualquer entidade na qual a Companhia, direta ou indiretamente, tenha uma participação societária significativa, em cada caso conforme determinado pelo Conselho, e (iii) qualquer outra entidade que o Conselho determine que deva ser tratada como uma “Afiliada”.

“Award” means any Performance Award or Performance Shares granted under the Plan.	“Prêmio” significa qualquer Ação ou Prêmio de Performance outorgados de acordo com o Plano.

“Award Agreement” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Contrato de Outorga” significa qualquer acordo, contrato ou outro instrumento ou documento, que pode estar em formato eletrônico, evidenciando qualquer Prêmio outorgado de acordo com o Plano, que pode, mas não precisa, ser executado ou reconhecido por um Participante.

“Board” means the board of directors of the Company.	“Conselho” significa o Conselho de Administração da Companhia.

“Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Agreement, such Participant’s:

“Causa” significa (i) quaisquer atos que ensejem o término da relação jurídica entre o Participante a Companhia ou quaisquer de suas Subsidiárias por justa causa, nos termos da legislação brasileira aplicável, em especial a CLT; (ii) condenação, em primeira instância, do Participante por crime de qualquer natureza; (iii)

condenação, em primeira instância, do Participante em ação de responsabilidade ajuizada nos termos o artigo 159 da Lei das S.A., em sede judicial ou arbitral; (iv) condenação, em primeira instância, do Participante em processo administrativo sancionador instaurado na esfera administrativa; ou (v) violação das obrigações de não-concorrência e de não-aliciamento, conforme estabelecidas no contrato individual celebrado entre a Companhia e o Participante para o desempenho de suas funções. Excepcionalmente, o Conselho de Administração poderá para casos concretos e específicos afastar as hipóteses de Justa Causa aqui definidas.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

“Código” significa o United States Internal Revenue Code de 1986 (Código da Receita Federal dos Estados Unidos de 1986), conforme alterado de tempos em tempos, e as regras, regulamentações e orientações nele contidas. Qualquer referência a uma disposição do Código incluirá qualquer disposição sucessora do mesmo.

“Cogna” means the Cogna Eduação S.A., a Brazilian company and controller of the Company.	“Cogna” significa a Cogna Educação S.A., sociedade brasileira e controladora da Companhia.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

“Exchange Act” significa o United States Securities Exchange Act de 1934 (Lei de Bolsa de Valores dos Estados Unidos), conforme emendado de tempos em tempos, e as regras, regulamentos e orientações nele contidos. Qualquer referência a uma disposição do Exchange Act deverá incluir qualquer disposição sucessora.

“Exercisable Option” means, among the Options granted, those that the Participant may effectively exercise after the Grace Periods have elapsed and the annual validation of the achievement of the Annual Financial Targets, in the case of Performance Options, by the Board.

“Opção exercível” significa, dentre as Opções outorgadas, aquelas que o Participante efetivamente poderá exercer após o decurso dos Períodos de Carência e a validação anual do atingimento das Metas Financeiras Anuais, no caso de Opções Performance, pelo Conselho.

“Exercise Period” means, with respect to the Performance Options, the period beginning on the date following the end of the Vesting Period.	“Período de Exercício” significa cada período durante o qual as Opções poderão ser exercidas pelos Outorgados, findo cada Período de Carência.
“Non-Employee Director or Officer” means a member of the Board or the Board of Officers who is not an employee of the Company or an Affiliate.	“Conselheiro ou Diretor não empregado” significa um membro do Conselho de Administração ou da Diretoria que não seja empregado da Companhia ou de uma Afiliada.

“Option” means the right of the Participant by the Company, but not the obligation, of each of the Participants to acquire or subscribe to Shares, under the terms and conditions established in this Plan and in the respective Award Agreement, being of the type “Performance Options”, as defined below.

“Opções” significa o direito do Participante pela Companhia, mas não a obrigação, de cada um dos Participantes adquirir ou subscrever Ações, nos termos e condições estabelecidos no presente Plano e no respectivo Contrato de Outorga, sendo da espécie “Opções Performance”, conforme definição abaixo.

“Participant” means the recipient of an Award granted under the Plan.	“Participante” significa o recebedor de um Prêmio outorgado de acordo com o Plano.
“Performance Award” means an Award granted in accordance with the provisions of Section 5.	“Prêmio de Performance” significa um Prêmio outorgado de acordo com as disposições da Cláusula 5.

“Performance Option” means the Options thus expressly qualified, which may be granted to the Participants at the discretion of the Board of Directors, and subject to the restrictions provided for in this Plan and/or in the respective Award Agreement, in particular the Grace Period for Performance Options and the adjustment of the number of Options granted resulting from the Annual Financial Target.

“Opção de Performance” significam as Opções assim qualificadas de forma expressa, que venham a ser outorgadas aos Participantes a critério do Conselho de Administração, e sujeitas às restrições previstas neste Plano e/ou no respectivo Contrato de Outorga, em especial ao Período de Carência das Opções Performance e ao ajuste do número de Opções outorgadas decorrentes da Meta Financeira Anual.

“Performance Period” means the period established by the Board at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Board with respect to such Award are measured.

“Período de Performance” significa o período estabelecido pelo Conselho no momento em que qualquer Prêmio de Performance é outorgado ou a qualquer momento posterior, durante o qual são auferidas quaisquer metas de desempenho especificadas pelo Conselho com relação a tal Prêmio.

“Person” means a natural person or a partnership, company, association, cooperative, mutual insurance society, foundation or any other body which operates externally as an independent unit or organization.

“Pessoa” significa uma pessoa física ou uma parceria, Companhia, associação, cooperativa, sociedade de seguro mútuo, fundação ou qualquer outro órgão que atue externamente como uma unidade ou organização independente.

“Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines.

“Prêmio de Substituição” significa um Prêmio outorgado em substituição a um prêmio pendente outorgado anteriormente por uma companhia ou negócio adquirido pela Companhia ou com o qual a Companhia, direta ou indiretamente, combine-se.

“Shares” means common shares of the Company, Subsidiaries, Affiliates and/or its Parent.	“Ações” significa ações, ordinárias, nominativas, escriturais e sem valor nominal de emissão da Companhia, de suas Subsidiárias, Afiliadas e/ou Controladora.
“Subsidiary” means with respect to any Person, any Affiliate over 50% of whose capital is owned, directly or indirectly, by that Person.	“Subsidiária” significa, com relação a qualquer Pessoa, qualquer Afiliada na qual 50% do capital sejam de propriedade, direta ou indiretamente, dessa Pessoa.
“Termination of Service” means:	“Encerramento da Relação de Serviço” significa:

(i) in the case of a Participant who is an employee of the Company or an Affiliate, cessation of the employment relationship such that the Participant is no longer an employee of the Company or a subsidiary; or

(i) no caso de um Participante que seja empregado da Companhia ou de uma Afiliada, a cessação do vínculo empregatício de forma que o Participante não seja mais empregado da Companhia ou de uma subsidiária; ou

(ii) in the case of a Participant who is a Non-Employee Director or Officer, the date that the Participant ceases to be a member of the Board or the Board of Officers, as applicable, for any reason;

(ii) no caso de um Participante que seja um Conselheiro ou Diretor Não-Empregado, a data em que o Participante deixar de ser membro do Conselho de Administração ou da Diretoria ou, conforme aplicável, por qualquer motivo;

“Termination of Service without cause” means the termination of the legal relationship between the Participant and the Company or any of its Subsidiaries, at the Company's discretion, including, but not limited to, dismissal, replacement, or expiration of the mandate without reelection to the position of administrator, or termination without cause. For the avoidance of doubt, the termination of the Participant from the position of administrator or employee of the Company and/or its Subsidiaries, followed by the election and appointment or hiring of such Participant for another position as an administrator or employee of the Company and/or its

“Desligamento Imotivado” significa o término da relação jurídica entre o Participante e a Companhia ou quaisquer de suas Subsidiárias, por decisão da Companhia, incluindo, mas sem limitação, destituição, substituição ou término do mandato sem reeleição ao cargo de administrador ou demissão sem Justa Causa. Para maior clareza, fica estabelecido que eventual Desligamento do Participante do cargo de administrador ou empregado da Companhia e/ou de suas Subsidiárias seguido de eleição e investidura ou contratação de tal Participante para outro cargo como administrador ou empregado da Companhia e/ou Subsidiárias não caracteriza Desligamento, para fins deste Plano.

Subsidiaries, does not constitute a Termination for the purposes of this Plan.

“Termination of Service for cause” means the termination of the legal relationship between the Participant and the Company or any of its Subsidiaries, initiated by the Participant, with or without cause, or by the Company or any of its Subsidiaries for cause.

“Desligamento Motivado” significa o término da relação jurídica entre o Participante e a Companhia ou quaisquer de suas Subsidiárias, por iniciativa do Participante, com ou sem Justa Causa, ou por iniciativa da Companhia ou quaisquer de suas Subsidiárias por Justa Causa.

provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Board determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a member of the Board shall not be deemed a cessation of service that would constitute a Termination of Service; and provided further, that a Termination of Service will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate, unless such Participant’s employment continues with the Company or another Affiliate.

desde que, no entanto, no caso de um empregado, a transferência de emprego da Companhia para uma Afiliada, de uma Afiliada para a Companhia, de uma Afiliada para outra Afiliada ou, a menos que o Conselho determine o contrário, a cessação da condição de empregado, mas a continuação da prestação de serviços para a Companhia ou para uma Afiliada como membro Conselho, não será considerada uma cessação de serviço que constitua um Encerramento da Relação de Serviço; e desde que, além disso, um Encerramento da Relação de Serviço seja considerado como ocorrendo para um Participante empregado por uma Afiliada quando um Afiliada deixar de ser um Afiliada, a menos que o emprego desse Participante continue na Companhia ou em outra Afiliada.

“Vesting Period” means the period that the Grantee must observe in order to acquire the right to exercise his Options, in accordance with the rules established in this Plan and in the Grant Agreements.

“Período de Carência” significa cada período que o Outorgado terá de observar para que possa adquirir o direito de exercer suas Opções, de acordo com as regras estabelecidas neste Plano e nos Contratos de Outorga.

This version of the Plan is written in English and in Portuguese. In the event of a conflict between versions, the provisions of the English version will prevail between the versions.	Esta versão do plano está redigida em inglês e português. No caso de conflito entre as versões, o previsto na versão em inglês prevalecerá entre as versões.